EXHIBIT 99.1

ServisFirst Bancshares, Inc. Increases Quarterly Cash Dividend by 120%

BIRMINGHAM, Ala., Feb. 20, 2018 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc., (NASDAQ:SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announces: At a meeting held on February 20, 2018, its Board of Directors raised the company’s quarterly cash dividend from $0.05 per share to $0.11 per share.  The dividend is payable on April 13, 2018 to stockholders of record as of April 2, 2018.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary, ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Nashville, Tennessee, Atlanta, Georgia, and Charleston, South Carolina.  ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
DMange@servisfirstbank.com